EXHIBIT 3.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “TUBE CITY IMS CORPORATION” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE TWENTY-FIRST DAY OF AUGUST, A.D. 1996, AT 9:30 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTIETH DAY OF JUNE, A.D. 1997, AT 11:30 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JUNE, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-FOURTH DAY OF JULY, A.D. 2001, AT 10 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE TWENTY-FOURTH DAY OF JULY, A.D. 2001, AT 12 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-FOURTH DAY OF JULY, A.D. 2001, AT 10:01 O’CLOCK A.M.

2125188 8100X	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 4793774

060536011	DATE: 06-02-06

Delaware

The First State

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF DESIGNATION IS THE TWENTY-FOURTH DAY OF JULY, A.D. 2001, AT 12 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FIFTH DAY OF JANUARY, A.D. 2002, AT 3:30 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-NINTH DAY OF JANUARY, A.D. 2003, AT 2 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE SEVENTH DAY OF JANUARY, A.D. 2004, AT 2:02 O’CLOCK P.M.

CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “ENVIROSOURCE, INC. “ TO “MILL SERVICES CORPORATION”, FILED THE TWENTY-SIXTH DAY OF OCTOBER, A.D. 2004, AT 12:30 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE EIGHTH DAY OF DECEMBER, A.D. 2004, AT 2:40 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “MILL SERVICES CORPORATION” TO “TUBE CITY IMS CORPORATION”, FILED THE FIFTEENTH DAY OF MARCH, A.D. 2005, AT 11:33 O’CLOCK A.M.

2125188 8100X	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 4793774

060536011	DATE: 06-02-06

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:30 AH 08/21/1996

960243899 - 2125188

CERTIFICATE OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENVIROSOURCE, INC.

EnviroSource, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1 . The name of the corporation is EnviroSource, Inc. EnviroSource, Inc. was originally incorporated under the name Neoux, Inc. and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on May 4, 1987.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation (the “ Restatement’) restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

3. The text of the Restatement as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as set forth on Exhibit “A” hereto:

IN WITNESS WHEREOF, the undersigned has signed this Certificate on 20 day of August     , 1996.

ENVIROSOURCE, INC.

By:	/s/ Aarne Anderson
Its:	Illegible
Aarne Anderson

ATTEST:

/s/ C. E. Huben
C. E. Huben
General Counsel and Secretary

EXHIBIT “A”

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENVIROSOURCE, INC.

FIRST: The name of the corporation (hereinafter referred to as the “Corporation”) is

EnviroSource, Inc.

SECOND: The registered office of the Corporation in the State of Delaware is to be located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:   (a) The total number of shares of all classes of stock which the Corporation is authorized to issue is 65,620,000 shares consisting of 60,000,000 shares of common stock, par value $.05 per share (the ‘Common Stock”), and 5,620,000 shares of preferred stock, par value $.25 per share (the “Preferred Stock”).

(b) Subject to the limitations and restrictions set forth herein, the shares of Preferred Stock may be issued in such classes or series from time to time with such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof, including, without limitation, the number of shares of any series, as shall be fixed by a resolution or resolutions of the Board of Directors, pursuant to the authority hereby given as provided in the General Corporation Law of the State of Delaware. All retired shares of Preferred Stock shall resume the status of authorized but unissued Preferred Stock without specified designations, powers, preferences and rights, and may be reissued by the Corporation in accordance with the immediately preceding sentence.

(c) Each holder of a share of Common Stock shall be entitled to one vote for each share of Common Stock standing in the name of such holder on the books of the Corporation, and each holder of a share of Preferred Stock shall be entitled to such number of votes (which may be a fraction of one vote or no vote) for each share of Preferred Stock standing in the name of such holder on the books of the Corporation as set forth herein or as shall be fixed by the Board of Directors prior to the issuance thereof. No holder of Common Stock or any other shares of the Corporation shall be entitled to receive certificates evidencing fractional shares, except as otherwise required by this Certificate of Incorporation.

FIFTH:   (a) The Board of Directors of the Corporation shall consist of eleven directors.

(b) The Board of Directors shall consist of three classes: Class A, Class B and Class C. The number of directors in each class (each of which classes shall have not less than three directors) shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class C, and if such fraction is two-thirds, one of the extra directors shall be a member of Class C and the other shall be a member of Class B.

(c) Each director shall serve for a time ending on the date of the third annual meeting following the annual meeting at which such director was elected. Notwithstanding the foregoing, in the event that, as a result of any change in the authorized number of directors, the number of directors in any class would differ from the number allocated to that class pursuant to paragraph (b) of this Article FIFTH immediately prior to such change the following rules shall apply:

(i) each director shall nevertheless continue as a director of the class of which he is a member until the earlier of the expiration of his current term or his death, resignation or removal.

(ii) at each subsequent election of directors, if the number of directors in the class whose term of office then expires is less than the number then allowed to that class, the number of directors then elected for membership in that class shall not be greater than the number of directors in that class whose term of office then expires, unless and to the extent that the aggregate number of directors then elected plus the number of directors in all classes then duly continuing in office does not exceed the then authorized number of directors of the Corporation.

(iii) at each subsequent election of directors, if the number of directors in the class whose terms of office then expires exceeds the number then allocated to that class, the Board of Directors shall designate one or more of the directorships then being elected as directorships of another class or classes in which the number of directors then serving is less than the number then allocated to such other class or classes;

(iv) in the event of the death, resignation or removal of any director who is a member of a class in which the number of directors serving immediately preceding the creation of such vacancy exceeds the number then allocated to that class, the Board of Directors shall designate the vacancy thus created as a vacancy in another class in which the number of directors then serving is less than the number then allocated to such other class;

(v) in the event of any increase in the authorized number of directors, the new directorship resulting from such increase shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the composition of each of the classes into conformity with the provisions of paragraph (b) of this Article FIFTH, as such provisions apply to the number of directors authorized immediately following such increase; and

(vi) designations of directorships or vacancies into other classes and apportionments of newly created directorships to classes by the Board of Directors under subparagraphs (iii), (iv) and (v) of this paragraph (c) shall, so far as possible, be effected so that the class whose term of office is due to expire next following such designation or apportionment shall contain the full number of directors then allocated to such class.

(d) Notwithstanding the provisions of this Article FIFTH, each director shall serve until his successor is elected and qualified or until his death, resignation or removal. No director may be removed at any time prior to his death or resignation or the expiration of his term of office without the affirmative vote of the holder of 80% of the outstanding shares of Common Stock of the Corporation entitled to vote and voting separately as a class.

(e) Elections of directors need not be by ballot unless the By-laws of the Corporation so provide. In furtherance of and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, without the assent or vote of the stockholders, to make, alter, amend and repeal the By-laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation.

SIXTH: No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders.

SEVENTH: The affirmative vote of the holders of 66-2/3 % of the voting power of the outstanding shares of the Common Stock of the Corporation entitled to vote and voting separately as a class shall be required to approve

(a) the issuance during any 24-month period of shares of capital stock or other securities of the Corporation (other than securities issuable pursuant to or as contemplated by the second modified plan of reorganization of NEOAX, Inc., an Ohio corporation (whose corporate name was then White Motor Corporation) which was confirmed on November 18, 1983 by order of the United States Bankruptcy Court for the Northern District of Ohio (Case No. B80-3361)), or securities convertible into or exchangeable for shares of its capital stock, or the grant of rights or options to subscribe for or to purchase shares of its capital stock or convertible or exchangeable securities, which shares would entitle the holders thereof to exercise five percent or more of the voting power of the Corporation in the election of directors immediately after the issuance of such shares;

(b) any merger, consolidation or other reorganization of the Corporation (whether for cash securities or other property);

(c) any dissolution, liquidation or winding up of the Corporation; or

(d) any sale or disposition of any substantial portion of the assets of the Corporation; provided, however, that the foregoing provisions shall not apply to any such transaction which is approved by resolution of the Board of Directors by a vote of 80% of the directors then in office. The stockholder vote, if any, required for any transaction of the type described in the preceding sentence or any transaction not of the type described in this Article SEVENTH shall be such as may be required by applicable law.

EIGHTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at that time in force may be added or inserted in the manner and at the time prescribed by such laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of such laws; provided, however, that, subject to the authority granted to the Board of Directors pursuant to paragraph (b) of Article FOURTH, no provisions of this Certificate of Incorporation (including without limitation this Article EIGHTH), except Articles FIRST and SECOND (which may be amended with the affirmative vote of the holders of record of shares of the capital stock of the Corporation having a majority of the voting power of the capital stock), may be amended, altered or repealed without the affirmative vote of the holders of record of 66-2/3% of the outstanding Common Stock of the Corporation entitled to vote and voting separately as a class.

NINTH: The Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it has the power to indemnify pursuant thereto.

TENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except the liability (i) for any breach of the directors’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 11:30 AM 06/30/1997

971216521 —2125188

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENVIROSOURCE, INC.

*  *  *  *  *

EnviroSource, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

1. At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted setting forth a proposed amendment (the “Amendment”) to the Amended and Restated Certificate of Incorporation (the “Charter”) of the Corporation, declaring the Amendment to be advisable and calling for consideration of such Amendment at the next annual meeting of stockholders. The resolution setting forth the Amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by: (1) deleting paragraph (a) of Article FIFTH thereof in its entirety; and (2) inserting in lieu thereof the following new paragraph (a), to read in its entirety as follows:

(a) The Board of Directors of the Corporation shall consists of such number of directors, not less than six nor more than eleven, as shall be fixed from time to time under or as provided in the By-laws of the Corporation.

2. Thereafter, an annual meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute and the Charter were voted in favor of the Amendment.

3. The Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this certificate on the 26th day of June, 1997.

/s/ Leon Z. Heller
Leon Z. Heller
Secretary & General Counsel

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 06/22/1998

981239083 - 2125188

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENVIROSOURCE, INC.

EnviroSource, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

1. By unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Amended and Restated Certificate of Incorporation of the Corporation, declaring such amendments to be advisable and calling for consideration of such amendments at the next annual meeting of stockholders. The resolution setting forth such amendments is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation, as amended and currently in effect (“the Charter”), be amended as set forth in Exhibit A attached hereto (the “Amendments”), in order to (i) effectuate a one-for-seven reverse split (the “Reverse Stock Split”) of the outstanding shares of the Corporation’s Common Stock, par value $.05 per share (the “Common Stock”), (ii) reduce the number of authorized shares of Common Stock from 60,000,000 to 20,000,000, and (iii) change the name of the Corporation from “EnviroSource, Inc.” to “Envirosource, Inc.” (the “Name Change”).

2. Thereafter, an annual meeting of the stockholders of said Corporation was duly called and held on June 18,1998, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendments.

3. The Amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has signed this Certificate on the 18th day of June, 1998.

/s/ Leon Z. Heller
Leon Z. Heller
Secretary, EnviroSource, Inc.

EXHIBIT A

The Amendments

1. Reduction in Authorized Shares. Delete Article FOURTH, paragraph (a) in its entirety and insert in lieu thereof the following new Article FOURTH, paragraph (a), to read in its entirety as follows:

FOURTH: (a) The total number of shares of all classes of stock which the Corporation is authorized to issue is 25,620,000, consisting of 20,000,000 shares of common stock, par value S.05 per share (the “Common Stock”), and 5,620,000 shares of preferred stock, par value S.25 per share (the “Preferred Stock”).

2. Reverse Stock Split. Amend Article FOURTH by adding a new paragraph (d) at the end thereof, to read in its entirety as follows:

(d) Effective as of the close of business on the day that the Certificate of Amendment which contains this provision is filed with the Office of the Secretary of State of the State of Delaware (the “Effective Date”), each whole share of Common Stock issued and outstanding at such time shall be and hereby is automatically reclassified and changed into one-seventh (1/7) of one share of Common Stock (the “Reverse Stock Split”); provided, however, that: (i) no fractional shares shall be issued pursuant to the Reverse Stock Split, (ii) any fractional shares resulting from the Reverse Stock Split will be canceled, and (iii) any stockholder who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock split will receive, in lieu thereof, cash (without any interest) in an amount equal to the Current Market Value (as hereinafter defined) of the shares of the Common Stock which resulted in such fractional shares. For purposes hereof, the term “Current Market Value” means the average of the closing sale prices, as reported by The Nasdaq Stock Market (“Nasdaq”), of the Common Stock on each of the 20 consecutive Nasdaq trading days that ends with the Nasdaq trading day that immediately precedes the Effective Date.

3. Name Change. Delete Article FIRST in its entirety and insert in lieu thereof the following new Article FIRST, to read in its entirety as follows:

FIRST: The name of the corporation (hereinafter referred to as the “Corporation”) is Envirosource, Inc.

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 10:00 AM 07/24/2001

010356592—2125188

CERTIFICATE OF MERGER

OF

ES ACQUISITION CORP.

INTO

ENVIROSOURCE, INC.

*****

The undersigned does hereby certify that:

First; The name and state of incorporation of each of the constituent corporations are as follows:

Name	State of Incorporation
ES Acquisition Corp.	Delaware
Envirosource, Inc.	Delaware

Second: An Agreement and Plan of Merger (the “ Merger Agreement”) dated as of June 8, 2001, between ES Acquisition Corp. and Envirosource, Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251(e) of the General Corporation Law of the State of Delaware (the “DGCL”).

Third: The name of the surviving corporation is “Envirosource, Inc.” (the “Surviving Corporation”).

Fourth: The amended and restated certificate of incorporation of Envirosource, Inc., as amended in its entirety pursuant to Section 25l(e) of the DGCL in the form attached hereto as Exhibit A. shall be the certificate of incorporation of the Surviving Corporation.

Fifth: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at 1155 Business Center Drive, Horsham, Pennsylvania 19044-3454.

Sixth: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the constituent corporations.

Seventh: The merger of ES Acquisition Corp. with and into Envirosource, Inc. pursuant to the Merger Agreement shall be effective at 12:00 noon Eastern Standard Time on July 24, 2001.

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IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be duly executed by its authorized officer.

Dated: July 24,2001

ENVIROSOURCE, INC.

By:	/s/ John T. DiLacqua
John T. DiLacqua,
President and Chief Executive Officer

2

EXHIBIT A

Form of Restated Certificate of Incorporation

RESTATED CERTIFICATE OF INCORPORATION

OF

ENVIROSOURCE, INC.

FIRST; The name of the corporation (hereinafter referred to as the “Corporation”) is “Envirosource, Inc.”

SECOND: The registered office of the Corporation in the State of Delaware is to be located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware from time to time as amended,

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 25,620,000 shares, consisting of

(a)	5,620,000 shares of Preferred Stock, par value $0.001 per share, and

(b)	20,000,000 shares of Common Stock, par value $0.001 per share.

Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Each series of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed for series by the Board of Directors as permitted hereby, all shares shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of a particular series of Preferred Stock, the voting powers, if any, of each such series and the

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designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware.

Subject to the provisions of applicable law or of the By-laws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

FIFTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, by-laws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any by-laws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SIXTH: The Corporation shall indemnify, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, all persons whom it may indemnify pursuant thereto. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of Delaware or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached his or her duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article Sixth or the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Sixth, shall eliminate or reduce the effect of this Article Sixth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Sixth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

A-2

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 10:01 AM 07/24/2001

010356634 - 2125188

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES A REDEEMABLE PREFERRED STOCK

OF

ENVIROSOURCE, INC.

Pursuant To Section 151 of the

General Corporation Law of the State of Delaware

We the undersigned, John T. DiLacqua, the duly appointed President, and Leon Z. Heller, the duly appointed Secretary, of Envirosource, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, do hereby state and certify that, pursuant to the authority expressly vested in the Board of Directors by Article Fourth of the Amended and Restated Certification of Incorporation of the Corporation, the Board of Directors adopted the following resolution creating a class of 270,000 shares of preferred stock designated as “Series A Redeemable Preferred Stock.”

Pursuant to Section 103(d) of the General Corporation Law of the State of Delaware, this Certificate of Designations, Preferences and Rights shall not become effective until 12:00 noon Eastern Standard Time on July 24, 2001, which is the time and date that the Corporation’s Restated Certificate of Incorporation shall become effective.

RESOLVED, that, pursuant to the authority conferred upon the Board of Directors of the Corporation in accordance with the provisions of Article Fourth of the Amended and Restated Certificate of Incorporation, there is hereby established a class of preferred stock of the corporation, par value $0.001 per share, which class shall be designated as “Series A Redeemable Preferred Stock,” which shall consist of 270,000 shares (the “Redeemable Preferred Stock”), issuable in whole shares, and which shall have the following dividend rights, voting rights, terms of redemption, redemption prices, liquidation preferences, and other rights, qualifications, limitations and restrictions:

1.	Ranking.

The Redeemable Preferred Stock shall, with respect to dividends and rights on the liquidation, winding up and dissolution of the Corporation, rank (i) senior to the Common Stock, par value $0.001 per share (the “Common Stock”), of the Corporation and each class of capital

1

stock of the Corporation established after the date hereof by the Board of Directors of the Corporation, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Redeemable Preferred Stock as to dividends and rights on the liquidation, winding up and dissolution of the Corporation (collectively referred to, together with the Common Stock of the Corporation, as “Junior Securities”) and (ii) on a parity with each other class of preferred stock established after the date of first issuance of the Redeemable Preferred Stock by the Board of Directors of the Corporation, the terms of which expressly provide that such class or series will rank on a parity with the Redeemable Preferred Stock as to dividends and rights on the liquidation, winding up and dissolution of the Corporation (collectively referred to as the “Parity Securities”).

2.	Dividend Rights.

(a) Holders of Redeemable Preferred Stock, in preference to all Junior Securities of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors, cumulative cash dividends accumulating at a per share annual rate of 12% of the Liquidation Preference (as defined herein). All accrued and unpaid dividends will compound on a semiannual basis at an annual rate of 12%. Dividends will be payable on December 15 and June 15 of each year (each, a “Dividend Payment Date”), to the holders of record of Redeemable Preferred Stock on the immediately preceding December 1 and June 1 (each, a “Record Date”). The first dividend payment on the Redeemable Preferred Stock will be payable on December 15, 2001. Dividends payable on the Redeemable Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accrue on a daily basis. Dividends on the Redeemable Preferred Stock will accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date with respect to any period commencing on a Dividend Payment Date and ending one day before the next Dividend Payment Date (each, a “Dividend Period”) to which they relate.

(b) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of Redeemable Preferred Stock on such date, not more than 90 days prior to the payment thereof, as may be fixed by the Board of Directors of the Corporation.

(c) No dividend whatsoever shall be paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of Redeemable Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Redeemable Preferred Stock. No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously arc declared and paid (or are deemed declared and paid) in full or declared and a sum in cash sufficient for such payment set apart for such payment on the Redeemable Preferred Stock. If full dividends are not so paid, the Redeemable Preferred Stock will share dividends pro rata with the Parity Securities. So long as any Redeemable Preferred Stock is outstanding and unless and until full cumulative dividends

2

have been paid (or are deemed paid) in full on the Redeemable Preferred Stock: (i) no dividend (other than a dividend payable solely in shares of additional Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities; (iii) other than shares owned by any then present or former employees, officers or directors of the Company or its Subsidiaries (each a “Permitted Holder”), no shares of Parity Securities or Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Corporation; (iv) no warrants, rights, calls or options requiring the Corporation or any of its subsidiaries to purchase any Parity Securities or Junior Securities shall be directly or indirectly issued by the Corporation or any of its subsidiaries other than warrants, rights, calls or options granted to a Permitted Holder; and (v) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Parity Securities or Junior Securities by the Corporation. Holders of the Redeemable Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

3.	Rights on Liquidation.

In the event of a liquidation, dissolution or winding up of the Corporation (the foregoing, a “Liquidation”), the holders of the Redeemable Preferred Stock shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of any Junior Securities of the Corporation (now and hereafter authorized and issued), including the Common Stock, be entitled to receive a sum equal to $92.5926 per share (the “Liquidation Preference”) together with all accrued and unpaid dividends. After payment to the holders of the Redeemable Preferred Stock of the amounts payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Redeemable Preferred Stock and all other Parity Securities are not paid in full, the holders of record of the Redeemable Preferred Stock and the Parity Securities shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference to which each is entitled. Neither the merger nor the consolidation of the Corporation into or with any other corporation, nor the merger nor the consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall, without corporate action, be deemed to be a liquidation, dissolution or winding up constituting a Liquidation within the meaning of this Section 3.

4.	Voting Rights.

(a) The affirmative vote of the holders of a majority of the outstanding shares of Redeemable Preferred Stock, voting separately as a single class, shall be necessary to amend, alter or repeal any of the provisions of the Corporation’s Certificate of Incorporation if such amendment, alteration, repeal would increase or decrease the aggregate number of authorized shares of Redeemable Preferred Stock, increase or decrease the par value of the shares of Redeemable Preferred Stock or alter or change the powers, preferences or special rights of the shares of Redeemable Preferred Stock so as to affect them adversely.

3

(b) Except as provided in Section 4(a) hereof or as otherwise provided by law, holders of Redeemable Preferred Stock shall not be entitled or permitted to vote on any matters, including matters that may be voted upon by the holders of Common Stock. On any matters on which the holders of shares of Redeemable Preferred Stock are entitled to vote, they shall be entitled to one vote for each such share held.

5.	Redemption.

(a) Optional Redemption. The Corporation may, at the option of the Board of Directors, redeem at any time or from time to time, subject to contractual and other restrictions with respect thereto and from any source of funds legally available therefor, in whole or in part, in the manner provided for in Section 5(c) hereof, any or all of the shares of the Redeemable Preferred Stock at a price per share equal to the Liquidation Preference together with all accrued and unpaid dividends (the “Redemption Price”) (which shall be paid within 45 days following the date of delivery of the Redemption Notice (as defined herein). If the Corporation shall determine to redeem fewer than all shares of Redeemable Preferred Stock then outstanding, the shares to be redeemed shall be selected pro rate (as nearly as may be) so that the number of shares redeemed from each holder shall be the same portion of all the shares to be redeemed that the total number of shares then held by such holder bears to the total number of shares then outstanding. The purchase by the Corporation of shares of Redeemable Preferred Stock in the open market shall not be deemed to constitute a redemption within the meaning of this Section 5.

(b) Mandatory Redemption. On the date that is 11 years subsequent to the date of the issuance of shares of Redeemable Preferred Stock, the Corporation shall redeem, to the extent of funds legally available therefor, in the manner provided for in Section 5(c) hereof, all of the shares of Redeemable Preferred Stock then outstanding at a price per share equal to the Redemption Price.

(c) Procedures for Redemption, At least 10 and not more than 45 days prior to the date of any redemption, the Corporation shall deliver written notice (each, a “Redemption Notice”) to each record holder of Redeemable Preferred Stock who has provided a written notice of address for delivery of such notice. Each Redemption Notice shall identify (i) the date of redemption for the Redeemable Preferred Stock, (ii) the total number of shares of Redeemable Preferred Stock to be redeemed, (iii) the number of shares of Redeemable Preferred Stock owned by such holder to be redeemed and (iv) the Redemption Price.

Unless otherwise agreed by the Corporation and the holders of a majority of the Redeemable Preferred Stock to be redeemed, the closing of the redemption of the Redeemable Preferred Shares shall take place at the principal executive offices of the Corporation no sooner than 10 nor later than 45 days following the date the Redemption Notice is delivered to the holders. At the closing of any such redemption (i) the holders of Redeemable Preferred Stock shall deliver to the Corporation the certificates representing the shares of Redeemable Preferred Stock to be redeemed and (ii) the Corporation shall deliver to the holders the Redemption Price for each of the shares of Redeemable Preferred Stock so redeemed immediately available funds together with a certificate representing any shares of Redeemable Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such redemption but which were not redeemed.

4

IN WITNESS WHEREOF, Envirosource, Inc. has caused this Certificate ta be duly executed on its behalf by the officers named below on this 24th day of July, 2001.

ENVIROSOURCE, INC.

By:	/s/ John T. Dilacqua,
John T. Dilacqua, President

Attest:

By:	/s/ Leon Z. Heller
Leon Z. Heller, Secretary

5

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ENVIROSOURCE, INC.

Envirosource, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by unanimous vote filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED THAT Article FOURTH of the Restated Certificate of Incorporation shall be amended by deleting the introductory paragraph of Article FOURTH and paragraphs (a) and (b) of Article FOURTH in their entirety and inserting in lieu thereof the following new, introductory paragraph and paragraphs (a) and (b) of Article FOURTH, to read in their entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 3,050,000 shares, consisting of

(a)	550,000 shares of Preferred Stock, par value $.001 per share, and

(b)	2,500,000 shares of Common Stock, par value $.001 per share.”

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 03:30 PM 01/25/2002

020052106 - 2125188

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Envirosource, Inc. has caused this certificate to be signed by Leon Z. Heller, its Vice President and Secretary, this 23rd day of January, 2002.

ENVIROSOURCE, INC.

By:	/s/ Leon Z. Heller
Leon Z. Heller
Vice President and Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 02:00 PM 01/29/2003

030062108 – 2125188

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

IU INTERNATIONAL CORPORATION

INTO

ENVIROSOURCE, INC.

Pursuant to Section 253 of the

General Corporation Law of the State of Delaware

ENVIROSOURCE, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That this Corporation was incorporated on May 4,1987 pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this Corporation owns all of the outstanding shares of each class of stock of IU International Corporation, a corporation incorporated on June 25, 1968 pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this Corporation, by the following resolutions of its Board of Directors, duly adopted on December 17, 2002, determined to merge into itself IU International Corporation and assume all the obligations of IU International Corporation.

WHEREAS, the Corporation lawfully owns all of the outstanding stock of IU International Corporation, a Delaware corporation (“Subsidiary”), and

WHEREAS, the Corporation desires to merge the Subsidiary with and into itself, and to be possessed of all the estate, property, rights, privileges and franchises of the Subsidiary.

NOW, THEREFORE, BE IT RESOLVED, that this Corporation merge Subsidiary with and into itself and assume all of the liabilities and obligations of Subsidiary;

RESOLVED, that the merger shall become effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware;

RESOLVED, that the President or any Vice-President are authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and to cause the same to be filed with the Secretary of State of Delaware; and

RESOLVED, that the officers of the Corporation are hereby authorized and directed to do any and all things and to execute any and all documents necessary to carry into effect the foregoing resolutions.

FOURTH: That the merger of IU International Corporation into this Corporation shall become effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of Delaware.

IN WITNESS WHEREOF, undersigned has executed this Certificate of Ownership and Merger as of the 29th day of January, 2003.

ENVIROSOURCE, INC.

By:	/s/ Leon Z. Heller
Leon Z. Heller
Vice President

ATTEST:

/s/ John E. Minihan
John E. Minihan
Assistant Secretary

2

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

Delivered 02:08 PM 01/07/2004

FILED 02:02 PM 01/07/2004

SRV 040010701 - 2125188 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ENVIROSOURCE MANAGEMENT CORP.

INTO

ENVIROSOURCE, INC.

Pursuant to Section 253 of the

General Corporation Law of the State of Delaware

ENVIROSOURCE, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

F!RST:That this Corporation was incorporated on May 4, 1987 pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this Corporation owns all of the outstanding shares of each class of stock of Envlrosource Management Corp., a corporation incorporated on March 20, 1996 pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this Corporation, by the following resolutions of its Board of Directors, duly adopted on December 16, 2003, determined to merge into itself Envirosource Management Corp. and assume all the obligations of Envirosource Management Corp.

WHEREAS, the Corporation lawfully owns all of the outstanding stock of Envirosource Management Corp., a Delaware corporation (“Subsidiary”), and

WHEREAS, the Corporation desires to merge the Subsidiary with and into itself, and to be possessed of all the estate, property, rights, privileges and franchises of the Subsidiary,

NOW, THEREFORE, BE IT RESOLVED, that this Corporation merge Subsidiary with and into itself and assume all of the liabilities and obligations of Subsidiary;

RESOLVED, that the merger shall become effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware;

RESOLVED, that the President or any Vice-President are authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and to cause the same to be filed with the Secretary of State of Delaware; and

RESOLVED, that the officers of the Corporation are hereby authorized and directed to do any and all things and to execute any and all document necessary to carry into effect the foregoing resolutions.

FOURTH: That the merger of Envirosource Management Corp. into this Corporation shall become effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of Delaware.

IN WITNESS WHEREOF, undersigned has executed this Certificate of Ownership and Merger as of the 7th day of January, 2004.

ENVIROSOURCE, INC.

By:	/s/ Leon Z. Heller
Leon Z. Heller
Vice President

ATTEST:

/s/ John E. Minihan
John E. Minihan
Assistant Secretary

2

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

Delivered 12:30 PM 10/26/2004

FILED 12:30 PM 10/26/2004

SRV 040771165 - 2125188 FILE

CERTIFICATE OF MERGER

MERGING

El ACQUISITION CO.

(a Delaware corporation)

INTO

ENVIROSOURCE, INC.

(a Delaware corporation)

Under Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”)

THE UNDERSIGNED corporation, Envirosource, Inc. (the “Company”) does hereby certify that:

FIRST: The name and state of domicile of each of the constituent entities (the “Constituent Entities”) in the merger are as follows:

Name	State of Domicile
El Acquisition Co.	Delaware
Envirosource, Inc.	Delaware

SECOND: An Agreement and Plan of Merger, dated as of September 23, 2004 (the “Agreement and Plan of Merger”), by and among Envirosource Holdings LLC (renamed Mill Services Holdings LLC), El Acquisition Co., Envirosource, Inc., the Principal Company Stockholders named therein, the Stockholder Representative named therein and Wellspring Capital Partners III, L.P. has been adopted, approved, certified, executed, and acknowledged by each of the Constituent Entities in accordance with Section 251 of the DGCL.

THIRD: The Company shall be the surviving corporation of the merger. The name of the surviving corporation will be changed to “Mill Services Corporation”.

FOURTH: The merger shall be effective at 8:00 a.m. (New York time) on October 26, 2004.

FIFTH: Upon effectiveness of the merger, the certificate of incorporation of the Company, as the surviving corporation, shall be amended and restated and shall be in the form as provided in Exhibit A hereto.

1

SIXTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation located at 1155 Business Center Drive, Horsham Pennsylvania 19044-3454.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of the Constituent Entities.

[Signature page to follow]

2

IN WITNESS WHEREOF, Envirosource, Inc. has caused this Certificate of Merger to be duly executed in its name this 26th day of October, 2004.

ENVIROSOURCE, INC.

By:	/s/ Raymond S. Kaloude
Name:	Raymond S. Kaloude
Title:	President & CEO

Signature Page to Certificate of Merger

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MILL SERVICES CORPORATION

FIRST: The name of the corporation (hereinafter referred to as the “Corporation”) is “Mill Services Corporation”

SECOND: The registered office of the Corporation is the State of Delaware is to be located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware from time to time as amended.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,500,000 shares of common stock, par value of $0.001 per share.

FIFTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, by-laws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any by-laws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SIXTH: The Corporation shall indemnify, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, all persons whom it may indemnify pursuant thereto. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of Delaware or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached his or her duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article Sixth or the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Sixth, shall eliminate or reduce the effect of this Article Sixth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Sixth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING ENVIROSOURCE CORP.

INTO

MILL SERVICES CORPORATION

Pursuant to Section 253 of the

General Corporation Law of the State of Delaware

MILL SERVICES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That this Corporation was incorporated on May 4, 1987 pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this Corporation owns all of the outstanding shares of each class of stock of EnviroSource Corp., a corporation incorporated on February 6, 1990 pursuant to the Wyoming Business Corporation Act.

THIRD: That this Corporation, by the following resolutions of its Board of Directors, duty adopted as of November 30, 2004, determined to merge into itself EnviroSource Corp. and assume all the obligations of EnviroSource Corp.

WHEREAS, the Corporation lawfully owns all of the outstanding stock of EnviroSource Corporation, a Wyoming corporation (“Subsidiary”), and

WHEREAS, the Corporation desires to merge the Subsidiary with and into itself, and to be possessed of all the estate, property, rights, privileges and franchises of the Subsidiary.

NOW, THEREFORE, BE IT RESOLVED, that this Corporation merge Subsidiary with and into itself and assume all of the liabilities and obligations of Subsidiary;

RESOLVED, that the Plan of Merger shall be that all shares of the stock of Subsidiary shall be cancelled and no shares of the stock of the Corporation shall be issued in exchange therefor;

RESOLVED, that the merger shall become effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware;

State of Delaware

Sescretary of State

Division of Corporations

Delivered03:55 PM 12/08/2004

FILED 02:40 PM 12/08/2004

SRV 040885520 — 2125188 FILE

RESOLVED, that the President or any Vice-President are authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and to cause the same to be filed with the Secretary of State of Delaware; and

RESOLVED, that the officers of the Corporation are hereby authorized and directed to do any and all things and to execute any and all documents necessary to carry into effect the foregoing resolutions.

FOURTH: That the merger of EnviroSource Corp. into this Corporation shall become effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of Delaware.

IN WITNESS WHEREOF, undersigned has executed this Certificate of Ownership and Merger as of the 7th day of December, 2004.

MILL SERVICES CORPORATION

By:	/s/ Leon Z. Heller
Leon Z. Heller
Senior Vice President

ATTEST

/s/ John B. Minihan
John B. Minihan
Assistant secreatry

2

State of Delaware

Sescretary of State

Division of Corporations

Delivered11:33 AM 03/15/2005

FILED 11:33 AM 03/15/2005

SRV 050213750 — 2125188 FILE

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MILL SERVICES CORPORATION

Pursuant to Section 242 of the Delaware General Corporation Law, Mill Services Corporation, a Delaware corporation (the “Corporation”), hereby certifies as follows:

1	The name of the Corporation is Mill Services Corporation.

2	The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

The first paragraph of the Amended and Restated Certificate of Incorporation relating to the name of the Corporation, is hereby amended to read as follows:

“FIRST: The name of the corporation formed hereby is Tube City IMS Corporation (the “Company”)”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation to be duly executed on its behalf as of this 14th day of March, 2005.

MILL SERVICES CORPORATION

By:	/s/ I Michael Coslov
Name:	I Michael Coslov
Title:	Chief Executive Office